MICROTEST, INC.
                                   EXHIBIT 11
                         STATEMENT REGARDING COMPUTATION
                        OF PER SHARE EARNINGS (Unaudited)

                    (In thousands, except per share amounts)

                                                                Three Months Ended                      Nine Months Ended
                                                     --------------------------------------   ------------------------------------
                                                        September 28,        September 30,     September 28,        September 30,
                                                            1996                 1995              1996                 1995
                                                            ----                 ----              ----                 ----
Net Income                                           $            1,435     $         1,840   $          3,457    $            685
                                                     ==================     ===============   ================    ================

Common shares outstanding at end of period                        8,128               8,010              8,128               8,010

Adjustment to reflect weighted average for
   shares issued during period                                        1                 (50)               (25)                 51

Adjustment for options and warrants calculated
   under the treasury stock method:
     Options                                                        162                 492                152                 512
                                                     ------------------     ---------------   ----------------    ----------------

Common and equivalent shares outstanding                          8,291               8,452              8,255               8,573
                                                     ==================     ===============   ================    ================

Net income (loss) per share                          $             0.17     $          0.22   $           0.42    $           0.08
                                                     ==================     ===============   ================    ================

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